                                                                    Exhibit 99.2

January 10, 2000


Terra Industries Inc.
Terra Capital, Inc.
Terra Nitrogen (UK) Limited
Terra Nitrogen, Limited Partnership
Terra International (Canada) Inc.
c/o Terra Industries Inc.
Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa  51102-6000

Attention:  Francis G. Meyer
            Senior Vice President & Chief Financial Officer


                               COMMITMENT LETTER

           US $250,000,000 TERM LOAN AND REVOLVING CREDIT FACILITIES

Ladies and Gentlemen:

You have advised us that Terra Capital, Inc. ("Terra Capital") and certain of its subsidiaries desire to establish and continue credit facilities in the aggregate principal amount of US $250,000,000 (the "Facilities"), the proceeds of which would be used (i) to refinance in full the loans, if any, outstanding under the Amended and Restated Credit Agreement dated as of June 25, 1999 among Terra Capital, certain guarantors, the lenders and issuing banks party thereto, Salomon Smith Barney Inc. ("SSB") as Arranger, and Citibank, N.A., as Collateral Agent and Administrative Agent (the "Terra Capital Credit Agreement"), (ii) to continue in full the existing term loan (current principal balance: US $109,375,000) (the "Canadian Term Loan") made to Terra International (Canada), Inc. ("Terra Canada") pursuant to a further amendment and restatement of the Credit Agreement dated as of December 31, 1997 and amended and restated as of June 25, 1999 among Terra Canada, certain guarantors, the lenders and issuing banks party thereto, SSB, as Arranger, and Citibank, N.A., as Collateral Agent and Administrative Agent (the "Terra Canada Credit Agreement"), (iii) to pay related transaction costs, fees and expenses, (iv) to provide working capital from time to time for Terra Capital and its subsidiaries and (v) for other general corporate purposes. The Facilities would consist of (i) a new senior secured revolving credit facility in the maximum committed amount of US $140,625,000 (the "Revolving Credit Facility") to be made available to Terra Capital, Terra Nitrogen UK, Ltd. ("Terra UK") and Terra Nitrogen, Limited Partnership ("Terra LP"; together with Terra Capital, Terra UK and Terra Canada, the "Borrowers"), and (ii) a continuation of the senior secured term loan facility in the principal amount of the outstanding Canadian Term Loan pursuant to an amendment and restatement of the existing Terra Canada Credit Agreement. You have asked Citibank, N.A. or one of its affiliates ("Citibank") to commit to provide you with financing commitments for the entire amount of the Facilities.

Citibank is pleased to inform you of its commitment to provide the entire amount of the Facilities, and of its agreement to act as Administrative Agent, subject to the terms and conditions described in this letter and the attached Annex I ("Annex I"; collectively, and together with the Fee Letter referred to below, the "Commitment Letter"); provided, however, that Citibank's commitment to provide the entire amount of the Facilities will be irrevocably reduced by the amount of the commitment of any prospective Lender (as defined below) to provide a portion of the Facilities effective upon delivery of written evidence of such Lender's commitment to the Borrowers.

Conditions Precedent
--------------------

The commitment and other obligations of Citibank and SSB hereunder are subject to: (i) the preparation, execution and delivery of mutually acceptable loan documentation, including, without limitation, a new credit agreement evidencing the Revolving Credit Facility and an amendment and restatement of the existing Terra Canada Credit Agreement, in each case incorporating substantially the terms and conditions outlined in this Commitment Letter; (ii) the absence of (A) a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower, or Terra Industries Inc. (the "Company") and its subsidiaries taken as a whole, since December 31, 1998 and (B) any change in loan syndication, financial or capital market conditions generally that, in the reasonable judgment of SSB, would materially impair syndication of the Facilities; (iii) the accuracy and completeness in all material respects of all representations that you make to us and all information that you furnish to us and your compliance with the terms of this Commitment Letter; (iv) the payment in full of all fees, expenses and other amounts due and payable under this Commitment Letter; (v) Citibank's and SSB's completion and satisfaction with the results of its due diligence review of the Borrowers and their subsidiaries; (vi) the other conditions precedent to the initial funding of the Facilities contained in Annex I; and (vii) a closing of the Facilities on or prior to February 29, 2000.

Commitment Termination
----------------------

Citibank's commitment set forth in this Commitment Letter will terminate on February 29, 2000, unless the Facilities close on or before such date. Prior to such date, this Commitment Letter may be terminated (i) by you at any time at your option upon payment of all fees, expenses and other amounts then payable under this Commitment Letter or (ii) by Citibank if any event occurs or information has become available that, in its judgment, results in, or is likely to result in, the occurrence of any of the events referred to in subclauses (A) and (B) of clause (ii) of the preceding paragraph or the failure of any other condition referred to in the immediately preceding paragraph.

Syndication
-----------

Citibank reserves the right, prior to or after the execution of definitive documentation with respect to the Facilities, to syndicate all or a portion of its commitment to one or more other financial institutions (subject to the approval of the Borrowers, not to be unreasonably withheld) that will become parties to such definitive documentation pursuant to a syndication to be managed by SSB (the financial institutions becoming parties to such definitive documentation being collectively referred to herein as the "Lenders"). You understand that SSB intends to commence syndication efforts promptly and that it may elect to appoint one or more syndication agents (which may include Citibank) to direct the syndication efforts on its behalf. The nature of the information to be disclosed in discussions with potential Lenders, and any written materials to be provided to such Lenders in connection therewith, shall be mutually acceptable to you and SSB.

SSB will manage all aspects of the syndication in consultation with you, including, without limitation, the timing of all offers to potential Lenders, the acceptance of commitments, and the determination of the amounts offered and the compensation provided.

You agree to take all action as SSB may reasonably request to assist it in forming a syndicate acceptable to it. Your assistance in forming such a syndicate shall include but not be limited to: (i) making senior management and representatives of the Company and the Borrowers available to participate in information meetings with potential Lenders at such times and places as SSB may reasonably request; (ii) using your reasonable best efforts to ensure that the syndication efforts benefit from the Company's and the Borrowers' lending relationships; and (iii) providing SSB with all information reasonably deemed necessary by it to successfully complete the syndication.

To ensure an orderly and effective syndication of the Facilities, you agree that until the termination of the syndication (as determined by SSB), you will not, and you will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including, without limitation, the renewal of any thereof), without the prior written consent of SSB (except the renewal of the existing letter of credit issued by Rabobank and other equipment, vendor and similar financing transactions entered into in the ordinary course of business of the Company and its subsidiaries).

You agree that Citibank will be the collateral agent and administrative agent for the Facilities and that SSB will act as sole arranger and book manager for the Facilities and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the consent of SSB and Citibank. You agree that no Lender will receive any compensation of any kind for its participation in the Facilities, except as expressly provided for in the Fee Letter (as defined below) or in Annex I.

Given the duration of our underwriting exposure, you acknowledge that if, in our reasonable opinion, it appears likely due to market conditions that we will be unable to reach our target hold level through our normal syndication process on the basis of the agreed pricing, terms and structure of the Facilities, we reserve the right, after consultation with you, to adjust the pricing, terms and structure of the Facilities, but without reducing the aggregate amount of the Facilities below $250,000,000. In connection with any such adjustment, we will use our best efforts not to cause adverse Canadian withholding tax consequences. Our commitment to lend under this Commitment Letter and the terms of the loan documentation are subject to your agreement to any adjustment made under this paragraph.

Fees
----

In addition to the fees described in Annex I, you agree to pay the fees set forth in that certain letter between you and us of today's date (the "Fee Letter"). The terms of the Fee Letter are an integral part of Citibank's commitment hereunder and constitute part of this Commitment Letter for all purposes hereof. Each of the fees described in the Fee Letter shall be non refundable when paid.

Indemnification
---------------

You agree to indemnify and hold harmless Citibank, SSB, each Lender and each of their affiliates and each of their respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Commitment Letter or the loan documentation or the transactions contemplated hereby, or any use made or proposed to be made with the proceeds of the Facilities, whether or not such investigation, litigation or proceeding is brought by the Company or any of its subsidiaries, any of their shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

You further agree that no Indemnified Party shall have any liability (except for breach by it of the provisions of this Commitment Letter) (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its subsidiaries or any of their shareholders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

Costs and Expenses
------------------

In further consideration of the commitment of Citibank hereunder, and recognizing that in connection herewith Citibank and SSB are incurring substantial costs and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel, fees and disbursements of their syndication agent(s), filing and recording fees and due diligence, syndication (including, without limitation, printing, distribution and bank meetings), transportation, computer, duplication, messenger, appraisal, audit, insurance and consultant costs and expenses), you hereby agree to pay, or reimburse Citibank and SSB on demand for, all such reasonable and documented costs and expenses (whether incurred before or after the date hereof), regardless of whether any of the transactions contemplated hereby is consummated. You also agree to pay all reasonable and documented costs and expenses of Citibank and SSB (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of their respective rights and remedies hereunder.

Confidentiality
---------------

By accepting delivery of this Commitment Letter, you agree that this Commitment Letter is for your confidential use only and that neither its existence nor the terms hereof will be disclosed by you to any person other than your officers, directors, employees, accountants, attorneys and other advisors, and then only on a "need to know" basis in connection with the transactions contemplated hereby and on a confidential basis. Notwithstanding the foregoing, following your acceptance of the provisions hereto as provided below and your return of an executed counterpart of this Commitment Letter to us, you (i) may make public disclosure of the existence, terms and amount of Citibank's commitment hereunder and of Citibank's identity as collateral agent and administrative agent and of SSB's identity as sole arranger and book manager, (ii) may file a copy of this Commitment Letter (other than the Fee Letter) in any public record in which it is required by law to be filed and (iii) may make such other public disclosures of the terms and conditions hereto as you are required by law, in the opinion of your counsel, to make.

Representations and Warranties of the Borrowers
-----------------------------------------------

You represent and warrant that (i) all written information that has been or will hereafter be made available by you which is prepared by you or any of your advisors (including, but not limited to, legal, environmental and financial advisors and consultants) to Citibank, SSB, any Lender or any potential Lender by each of you or any of your respective representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections, if any, that have been or will be prepared by you and made available to Citibank, SSB, any Lender or any potential Lender have been or will be prepared in good faith based upon assumptions that were reasonable as of the date of the preparation of such financial projections. You agree to supplement the information and projections from time to time so that the representations and warranties contained in this paragraph remain correct in all material respects.

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In issuing this commitment, Citibank is relying on the accuracy of the information furnished to it by or on behalf any of the Borrowers and their affiliates without independent verification thereof.

No Third Party Reliance, Etc.
-----------------------------

The agreements of Citibank hereunder and of any Lender that issues a commitment to provide financing under the Facilities are made solely for the benefit of the Borrowers and may not be relied upon or enforced by any other person. Please note that those matters that are not covered or made clear herein or in Annex I or in the Fee Letter are subject to mutual agreement of the parties. The terms and conditions of this Commitment Letter may be modified only in writing.

You should be aware that Citibank or one or more of its affiliates may be providing financing or other services to parties whose interests may conflict with yours. Be assured, however, that consistent with Citibank's longstanding policy to hold in confidence the affairs of its customers, neither Citibank nor any of its affiliates will furnish confidential information obtained from you to any of its other customers. By the same token, neither Citibank nor any of its affiliates will make available to you confidential information that it obtained or may obtain from any other customer.

Governing Law, Etc.
-------------------

This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York. This Commitment Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto, including, without limitation, the Proposal Letter dated November 1, 1999 between you and us. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of a manually executed counterpart of this Commitment Letter. Your obligations under the paragraphs captioned "Fees", "Indemnification", "Costs and Expenses" and
                      ----    ---------------    ------------------
"Confidentiality" shall survive the expiration or termination of this Commitment
----------------
Letter, unless formal loan documentation is entered into, in which case such paragraphs shall be superseded by the provisions of such formal loan documentation addressing such topics.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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Waiver of Jury Trial
--------------------

Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Commitment Letter or the transactions contemplated by the Commitment Letter or the actions of Citibank, SSB or any of their affiliates in the negotiation, performance or enforcement of the Commitment Letter.

Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this letter and the Fee Letter and returning them to Suzanne Crymes, Vice President, c/o Citibank USA, Inc., 399 Park Avenue, New York, New York 10043 (telecopier: (212) 793-1290) at or before 5:30 p.m. (New York City time) on January 12, 2000, the time at which the commitment of Citibank set forth above (if not so accepted prior thereto) will expire. If you elect to deliver the Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

                              Very truly yours,

                              CITIBANK, N.A.

                              By: /s/  Suzanne A. Crymes
                                  ----------------------
                                  Title: Vice President

                              SALOMON SMITH BARNEY INC.

                              By: /s/  Thomas W. NG
                                  -----------------
                                  Title: Director

ACCEPTED this 10th day
of January, 2000

TERRA INDUSTRIES INC.


By:  /s/ Francis G. Meyer
     --------------------
     Title:  Senior Vice President and Chief Financial Officer

TERRA CAPITAL, INC.

By:  /s/ Francis G. Meyer
     --------------------
     Title:  Vice President

TERRA NITROGEN (UK) LIMITED

By:  /s/ Francis G. Meyer
     --------------------
     Title:  Director

TERRA NITROGEN, LIMITED PARTNERSHIP

By:  /s/ Francis G. Meyer
     --------------------
     Title:  Vice President


TERRA INTERNATIONAL (CANADA) INC.

By:  /s/ Francis G. Meyer
     --------------------
     Title:  Vice President

                                    ANNEX I

           US $250,000,000 TERM LOAN AND REVOLVING CREDIT FACILITIES
                        SUMMARY OF TERMS AND CONDITIONS

This Summary of Terms and Conditions outlines certain terms of the Facilities referred to in the Commitment Letter dated January 10, 2000 addressed to Terra Industries Inc., Terra Capital, Inc., Terra Nitrogen UK, Ltd., Terra Nitrogen, Limited Partnership, and Terra International (Canada), Inc., from Citibank, N.A. and Salomon Smith Barney Inc. (the "Commitment Letter"). This Summary of Terms and Conditions is part of and subject to the Commitment Letter. Certain capitalized terms used herein are defined in the Commitment Letter.


Borrowers:                           Terra Capital, Inc. ("Terra Capital"),
                                     Terra Nitrogen UK, Ltd. ("Terra UK"), Terra
                                     Nitrogen, Limited Partnership ("TNLP"), and
                                     Terra International (Canada), Inc. ("Terra
                                     Canada") (collectively the "Borrowers").

Guarantors:                          Terra Industries, Inc. (the "Company") and
                                     Terra Capital Holdings Inc. ("Terra
                                     Holdings") and, with respect to the
                                     following obligations of any Borrower under the Facilities, the subsidiaries of the Company indicated below (excluding in each case (whether or not mentioned below) Terra
                                     Real Estate Corporation and certain other non-material subsidiaries to be agreed)
                                     (collectively, the "Guarantors"):

                                     For Obligations of Terra Capital: all US subsidiaries of Terra Capital (other than Terra Nitrogen Company, L.P. ("TNCLP") and its subsidiaries).

                                     For Obligations of TNLP: Terra Capital,
                                     TNCLP and all other US subsidiaries of
                                     Terra Capital.

                                     For Obligations of Terra UK: Terra
                                     Capital, all US subsidiaries of Terra
                                     Capital (other than TNCLP and its
                                     subsidiaries) and Terra Canada.

                                     For Obligations of Terra Canada: Terra
                                     Capital, all US subsidiaries of Terra
                                     Capital (other than TNCLP and its
                                     subsidiaries) and Terra UK.

Lenders: Citibank, N.A. or one of its affiliates ("Citibank") and other financial institutions or entities acceptable to the Arranger and reasonably acceptable to the Borrowers (the "Lenders"). Citibank may assign or reallocate (before and after the Closing Date (as defined below)) all or any part of the Facilities to one or more other financial institutions or other entities acceptable to the Arranger and reasonably acceptable to the Borrower and, upon such assignment or reallocation, such financial institutions or other entities shall become Lenders for all purposes under the Facilities. Upon such assignment or reallocation of commitments, Citibank shall be relieved of all further liability with respect to the portions of the

                                     Facilities so assigned or reallocated.

Administrative agent:                Citibank (the "Administrative Agent").

Arranger and Book Manager:           Salomon Smith Barney Inc. (the "Arranger").

Letter of Credit Issuers:            Citibank and other Lenders that are letter
                                     of credit issuers under the Terra Capital
                                     Credit Agreement (or affiliates of such
                                     Lenders) acceptable to the Administrative
                                     Agent (the "Issuers").

The Facilities:                      US $250,000,000 in the aggregate of loans
                                     (the "Loans") and other financial
                                     accommodations allocated as follows:

                                     Term Loan Facility: An amendment and
                                     restatement of the existing term loan made to Terra Canada pursuant to the Terra Canada Credit Agreement in the original principal amount of US $125,000,000, the outstanding principal balance of which is US $109,375,000 ("Canadian Term Loan"), payable in annual installments aggregating 1% of the outstanding principal amount of the Canadian Term Loan on the Closing Date. The final maturity date of the Canadian Term Loan will be January 2, 2003.

                                     Revolving Credit Facility: A three-year
                                     non-amortizing revolving credit facility made available to Terra Capital, Terra UK and TNLP in a principal amount of up to US $140,625,000 (the "Revolving Credit Facility"), subject to Availability (as defined below), during the period from the Closing Date through January 2, 2003 (the "Revolving Credit Termination Date"). All Loans outstanding under the Revolving Credit Facility ("Revolving Loans") shall become due and payable on the Revolving Credit Termination Date.

                                     Letters of Credit Sub-Facility: Up to the lesser of the undrawn portion of the Revolving Credit Facility and US $35,000,000, subject to Availability, will be available for the issuance of letters of credit, by the Issuers for the account of the Borrowers and their loan party subsidiaries ("Letters of Credit"). No Letter of Credit shall have a term of more than one year.

                                     Swing Loans Sub-facility: Up to
                                     US $15,000,000 of the Revolving Credit
                                     Facility, subject to Availability, will be available to the Borrowers for discretionary swing loans from the Administrative Agent.

Closing Date:                        On or before February 29, 2000.

Availability:                        Availability under the Revolving Credit
                                     Facility with respect to any Borrower will be subject to (i) such availability reserves applicable to such Borrower as the Administrative Agent, in its sole discretion, deems appropriate (without double counting in the calculation of Borrower Base (as defined below) and (ii) the following Borrowing Base limitations applicable to such Borrower:

                                     For Terra Capital: the aggregate Borrowing
                                     Base of Terra Capital's domestic operating subsidiaries (Terra International
                                     (Oklahoma) Inc., Port Neal Corporation,
                                     Beaumont Methanol, Limited Partnership and
                                     Beaumont Ammonia Inc.) minus that portion of such aggregate Borrowing Base required to support the Canadian Term Loan.

                                     FOR TNLP: the Borrowing Base of TNLP .

                                     For Terra UK: the Borrowing Base of Terra
                                     UK minus that portion of Terra UK's
                                     Borrowing Base required to support the
                                     Canadian Term Loan.

                                     Availability under the Revolving Credit
                                     Facility for Terra Capital and Terra UK
                                     will be reduced by that portion of the
                                     Canadian Term Loan not supported by the
                                     Borrowing Base of Terra Canada.

                                     "Borrowing Base" means, with respect to any
                                     Borrower: (i) the sum of (A) up to 85% of eligible trade accounts receivable of such Borrower, (B) a range of advance rates varying on a seasonal basis of up to 55 - 85% of eligible inventory of such Borrower (at the lower of cost on a FIFO basis and market), (C) up to 10% of eligible spare parts inventory of such Borrower, (D) up to the lesser of US $50 million and 25% of the Liquidation in Place Value (as defined in the loan documentation) of eligible equipment and real estate (the "Fixed Assets") of such Borrower and (E) 100% of cash maintained by such Borrower in a cash collateral account at Citibank in the name of the Administrative Agent, in each case less such eligibility reserves as the Administrative Agent, in its sole discretion, deems appropriate (including, without limitation, in respect of (a) preferential debts which under applicable law would be prior to claims of the Lenders and (b) assets which are subject to title retention claims of suppliers).

                                     Availability against Fixed Assets will be reduced on a quarterly basis by US $1,250,000 per quarter. The Administrative Agent shall be entitled to request updated Fixed Asset appraisals at any time. Fixed Asset Availability will be recalculated periodically based upon such updated appraisals and will be reduced upon a sale or other disposition of Fixed Assets (including, without limitation, a Permitted Sale Leaseback Transaction (as defined below)).

Eligibility:                         Eligibility of trade accounts receivable
                                     and inventory for purposes of computing
                                     Availability will be determined by the
                                     Administrative Agent in accordance with its customary criteria.

Purpose: No additional proceeds of the Canadian Term Loan will be made available on the Closing Date.

                                     Proceeds of the Revolving Credit Facility shall be used solely by Terra Capital, Terra UK and TNLP (i) to refinance existing debt of Terra Capital and its subsidiaries under the Terra Capital Credit

                                     Agreement, (ii) to pay related transaction costs, fees and expenses, (iii) to provide working capital from time to time for Terra Capital, the other Borrowers and their subsidiaries and (iv) for other general corporate purposes.

Interest:                            Loans will bear interest, at the option of
                                     the Borrowers, at one of the following
                                     rates:

                                     (i) the Applicable Margin (as defined
                                     below) plus Citibank's fluctuating
                                     Alternate Base Rate III (the "Base Rate"), payable monthly in arrears; or

                                     (ii) the Applicable Margin plus the current
                                     LIBO rate as quoted by Citibank, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions, for interest periods of one, two, three or six months (the "LIBO Rate"), payable at the end of the relevant interest period, but in any event at least quarterly.

                                     "Applicable Margin" means (i) for an
                                     initial period from the Closing Date
                                     through the delivery of the December 2000 financial statements of the Company and its subsidiaries:

                                     (A) in the case of Revolving Loans, 1.75% per annum, in the case of Base Rate Loans, and 2.75% per annum, in the case of LIBO Rate Loans;

                                     (B) in the case of the Term Loan, 2.25% per annum, in the case of Base Rate Loans, and 3.25% per annum, in the case of LIBO Rate Loans; and

                                     (ii) thereafter, such higher or lower rates per annum to be determined and subject to adjustment from time to time based on the pricing grid attached hereto as Exhibit A.

                                     Interest shall be calculated on the basis of the actual number of days elapsed in a 360-day year. No more than seven (7) separate LIBO Rate interest periods may be in effect at any one time under the Revolving Credit Facility, and no more than three (3) separate LIBO Rate interest periods may be in effect at any one time under the Canadian Term Loan.

Default interest:                    During the continuance of an event of
                                     default (as defined in the loan
                                     documentation), Loans will bear interest at an additional 2.0% per annum.

Unused commitment fee:               From and after the Closing Date, a non-
                                     refundable unused commitment fee of 0.50% per annum will accrue as a percentage of the daily average unused portion of the Revolving Credit Facility (whether or not then available), payable monthly in arrears and on the Revolving Credit Termination
                                     Date.

Letter of Credit Fees:               A percentage per annum equal to the
                                     Applicable Margin for LIBO Rate Loans to the Lenders and an additional 0.50% per annum to the applicable Issuer will accrue on the outstanding undrawn amount of any Letter of Credit, payable monthly in arrears and computed on a 360-day basis. In addition, the Borrowers will pay to the applicable Issuer standard opening, amendment, presentation, wire and other administration charges applicable to each
                                     Letter of Credit.

                                     During the continuance of an event of
                                     default (as defined in the loan
                                     documentation), the Letter of Credit Fees will increase by an additional 2.0% per annum.

Optional Prepayments and             Terra Canada may prepay in full or in part,
Commitment Reductions:               without premium or penalty, the Term Loan;
                                     provided that each such partial prepayment shall be in such minimum amounts and with advance notification in a manner to be set forth in the loan documents. Such prepayments shall be applied to the remaining installments of the Term Loan in the inverse order of their maturity.

                                     The Borrowers under the Revolving Credit
                                     Facility may repay the Revolving Loans at any time without premium or penalty (other than breakage costs, if applicable) and may reduce the commitments under the Revolving Credit Facility in such minimum amounts and with advance notification in a manner to be set forth in the loan documents and any mandatory prepayment resulting from such reduction shall have been made.

Mandatory Prepayments and            Mandatory prepayments of the Facilities
Commitment Reductions:               shall be required in an amount equal to (i)
                                     100% of the net cash proceeds from any
                                     issuance or incurrence of balance sheet
                                     debt, subject to customary exceptions to be agreed upon (including a Permitted Sale
                                     Leaseback Transaction), (ii) a percentage to be determined of the net cash proceeds from equity issuances and capital contributions, subject to customary exceptions to be agreed upon, (iii) 100% of the net sale proceeds from asset sales, subject to customary exceptions to be agreed upon and (iv) 100% of insurance and condemnation proceeds, with certain reinvestment rights to be agreed upon, in each case received by any of the Borrowers or any Guarantor.

                                     Mandatory prepayments pursuant to the
                                     preceding paragraph will be applied first to repay Loans outstanding of the applicable Borrower under the Canadian Term Loan or the Revolving Credit Facility and then to repay reimbursement obligations under outstanding Letters of Credit, if any, until paid in full, and thereafter, to collateralize undrawn Letter of Credit obligations and obligations in respect of any guaranty of the Facilities. Any mandatory repayment required to be applied to the Revolving Facility pursuant to the preceding paragraph will result in a corresponding permanent reduction of the commitments thereunder (other than any such prepayment of net cash proceeds from a Permitted Sale Leaseback Transaction). For purposes of this

                                     Commitment Letter, "Permitted Sale
                                     Leaseback Transaction" shall mean a sale leaseback of the Company's US wholly-owned nitrogen facilities on terms and conditions satisfactory to the Administrative Agent.

                                     Any amount collected in the concentration account of Terra Capital and TNLP under the control of the Administrative Agent will be applied to the repayment of Revolving Loans of such Borrower (or held as cash collateral). After the occurrence of an event of default under the loan documentation, any amount collected in a concentration account of Terra UK or Terra Canada will be converted to US dollars (at such Borrower's expense) and applied to the repayment of Loans of such Borrower (or held as cash collateral).

                                     Terra Capital, Terra UK and TNLP shall
                                     repay the outstanding Revolving Loans (and cash collateralize outstanding Letters of Credit) to the extent that such Loans and Letters of Credit of such Borrower exceed the lesser of the maximum amount of the Revolving Credit Facility and the Availability for such Borrower. In addition, Terra Canada shall repay the Canadian Term Loan to the extent that the Borrowing Base of Terra Canada and the unutilized Borrowing Base (under the Revolving Credit Facility) of Terra Capital and Terra UK is less than the principal amount of the Canadian Term Loan.

Security:                            All obligations of each Borrower and
                                     Guarantor under the Facilities (including, without limitation, any exposure of a Lender in respect of cash management or hedging transactions incurred on behalf of such Borrower or Guarantor) will be secured by (i) a first priority perfected pledge of
                                     (x) all notes owned by such Borrower or
                                     Guarantor and (y) all capital stock owned by such Borrower or Guarantor (but not more than 65% of the capital stock of foreign subsidiaries to the extent the pledge of such stock would secure US borrowings) and
                                     (ii) a first priority perfected security interest in substantially all other assets owned by such Borrower or Guarantor, including, without limitation, accounts, inventory, equipment, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, subject to customary exceptions for transactions of this type.
                                     We will use reasonable efforts to minimize the impact of "deemed dividend" issues under the Internal Revenue Code.

Conditions Precedent to the          The loan documentation will contain
Closing:                             conditions to the closing of the Facilities
                                     customarily found in the Administrative
                                     Agent's loan agreements for similar
                                     financings and other conditions deemed by the Administrative Agent to be appropriate to the specific transaction and in any event including without limitation:

                                     .  All documentation relating to the
                                        Facilities shall be in form and
                                        substance satisfactory to each of the
                                        Borrowers and its counsel
                                        and each Lender and its counsel.

                                     .  All fees and expenses (including
                                        reasonable fees and expenses of counsel) required to be paid to the Administrative Agent and to the Arranger, for itself and for the benefit of the Lenders, on or before the Closing Date shall have been paid.

                                     .  The Lenders shall have received and be
                                        satisfied with (i) audited financial
                                        statements of the Company and its
                                        subsidiaries for the fiscal period
                                        ending December 31, 1998 by Deloitte &
                                        Touche LLP which statements shall be
                                        unqualified, (ii) interim unaudited
                                        monthly and quarterly financial
                                        statements of the Company and its
                                        subsidiaries through the fiscal month
                                        ending September 30, 1999 and (iii)
                                        business plan for the Company and its
                                        subsidiaries which shall include a
                                        financial forecast on a monthly basis
                                        for the year 2000, on an annual basis
                                        thereafter through 2002, prepared by the Company's management.

                                     .  The Lenders shall be satisfied in their
                                        reasonable judgment that (i) the Company and its subsidiaries' existing debts and liens do not exceed an amount agreed upon prior to the Closing Date, and there shall not occur as a result of the funding of the Facilities a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Company's or its subsidiaries' debt instruments and other material agreements, including, without limitation, the Senior Note Indenture dated as of October 15, 1993 and the Senior Note Indenture dated as of June 22, 1995 (the "Indentures").

                                     .  The Lenders shall be satisfied in their
                                        reasonable judgment that the Company and its subsidiaries will be able to meet their obligations under all employee and retiree welfare plans of the Company and its subsidiaries, that such employee benefit plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability. The Administrative Agent shall have reviewed and be satisfied with all employee benefit plans of the Company and its subsidiaries.

                                     .  The Borrowers shall have delivered
                                        letters, in form and substance
                                        satisfactory to the Lenders, attesting
                                        to the solvency of each of the Borrowers and each of the Guarantors after giving effect to the transactions contemplated hereby, from the Company's chief financial officer.

                                     .  The Lenders shall have received
                                        satisfactory opinions of independent
                                        counsel to the Borrowers (including New
                                        York, Canadian and English counsel and
                                        other U.S. local counsel to be
                                        determined), addressing such matters as
                                        the Lenders shall reasonably request,
                                        including, without limitation, the
                                        enforceability of all loan
                                        documentation, no adverse Canadian
                                        withholding tax consequences, compliance with all laws and regulations (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), the perfection of all security interests purported to be granted and no conflicts with material agreements, including, without limitation, the Indentures.

                                     .  There shall have occurred no material
                                        adverse change in (i) the business,
                                        condition (financial or otherwise),
                                        operations, performance, properties or
                                        prospects of any Borrower, or the
                                        Company and its subsidiaries taken as a
                                        whole, since December 31, 1998, (ii) the ability of any Borrower or Guarantor to perform its obligations under the loan documentation or (iii) the ability of the Administrative Agent and the Lenders to enforce the loan documentation (any of the foregoing being a "Pre-Closing Material Adverse Change").

                                     .  Except as disclosed to the
                                        Administrative Agent prior to the date
                                        of the Commitment Letter, there shall
                                        exist no action, suit, investigation,
                                        litigation or proceeding pending or
                                        threatened in any court or before any
                                        arbitrator or governmental
                                        instrumentality that (i) could
                                        reasonably be expected to result in a
                                        Pre-Closing Material Adverse Change or,
                                        except as disclosed, if adversely
                                        determined, could reasonably be expected to result in a Pre-Closing Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Facilities or the transactions contemplated thereby.

                                     .  All necessary governmental and third
                                        party consents and approvals necessary
                                        in connection with the Facilities and
                                        the transactions contemplated thereby
                                        shall have been obtained (without the
                                        imposition of any conditions that are
                                        not reasonably acceptable to the
                                        Lenders) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Facilities or the transactions contemplated thereby.

                                     .  The Lenders shall have completed a due
                                        diligence investigation of the Company
                                        and its subsidiaries in scope, and with
                                        results, reasonably satisfactory to the
                                        Lenders and the Administrative Agent
                                        shall have been given such access to the management, records, books of account, contracts, and properties of the

                                        Company and its subsidiaries and shall
                                        have received such financial, business,
                                        legal and other information regarding
                                        the Company and its subsidiaries as they shall have requested.

                                     .  The Lenders shall have a valid and
                                        perfected first priority lien on and
                                        security interest in the collateral
                                        referred to above under "Security"; all
                                        filings, recordations and searches
                                        necessary or desirable in connection
                                        with such liens and security interests
                                        shall have been duly made; and all
                                        filing and recording fees and taxes
                                        shall have been duly paid.

                                     .  The Administrative Agent and Lenders
                                        shall be satisfied with the amount,
                                        types and terms and conditions of all
                                        insurance and bonding maintained by the
                                        Company and its subsidiaries, and the
                                        Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Company and its subsidiaries forming part of the Lenders' collateral.

                                     . There shall not have occurred any change in loan syndication, financial or capital market conditions generally that, in the Arranger's reasonable judgment, would materially impair syndication of the Facilities.

                                     .  The Lenders shall have received such
                                        environmental review reports as the
                                        Lenders may request, in form and
                                        substance satisfactory to them, as to
                                        any environmental hazards or liabilities to which the Company and its subsidiaries may be subject, and the Lenders shall be satisfied with the amount and nature of any such hazards or liabilities and with the Company's plans with respect thereto.

                                     .  The Terra Capital Credit Agreement and
                                        all liens granted thereunder shall have
                                        been terminated in form and substance
                                        satisfactory to the Administrative
                                        Agent.

Conditions Precedent to each         On the funding date of each Revolving Loan
Revolving Loan:                      and each Swing Loan (and on the date of
                                     issuance of any Letter of Credit) there
                                     shall exist no default under the loan
                                     documentation, the representations and
                                     warranties of each of the Borrowers and
                                     each of the Guarantors therein shall be
                                     true and correct immediately prior to and after giving effect to the requested funding, a notice of borrowing shall be received by the Administrative Agent, no Borrowing Base deficiency shall have occurred, and the making of such Revolving
                                     Loan (or the issuance of such Letter of
                                     Credit) shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

Representations and Warranties:      The loan documentation will contain
                                     representations and warranties customarily found in the Administrative Agent's loan agreements for similar financings and other representations and warranties reasonably deemed by the Administrative Agent appropriate to the specific transaction
                                     (which will be applicable to the Company and its subsidiaries), including, without limitation with respect to: valid existence, requisite power, due authorization, no conflict with agreements or applicable law, enforceability of loan documentation, accuracy in all material respects of financial statements and all other information provided, compliance with law in all material respects, absence of
                                     (i) (up to and including the Closing Date) a Pre-Closing Material Adverse Change and
                                     (ii) (following the Closing Date) a Post-
                                     Closing Material Adverse Change (as defined below), no default under the loan documentation, absence of material litigation, ownership of properties and necessary rights to intellectual property, no burdensome restrictions, inapplicability of Investment Company Act or Public Utility
                                     Holding Company Act and Y2K compliance.

                                     "Post-Closing Material Adverse Change"
                                     means the occurrence of an event which has resulted in or could reasonably be expected to result in a material adverse change in any of (i) the business, condition (financial or otherwise), operations, performance or properties of any Borrower, or the Company and its subsidiaries taken as a whole, since December 31, 1998, (ii) the ability of any Borrower or Guarantor to perform its obligations under the loan documentation or (iii) the ability of the Administrative Agent and the Lenders to enforce the loan documentation.

Affirmative, Negative and            The loan documentation will contain
Financial Covenants:                 affirmative, negative and financial
                                     covenants customarily found in the
                                     Administrative Agent's loan agreements for similar financings and other covenants reasonably deemed by the Administrative
                                     Agent appropriate to the specific
                                     transaction (which will be applicable to the Company and its subsidiaries), including, without limitation, the following (but in each case fashioned so as not to conflict with the provisions of the Indentures):

                                     .  Comply in all material respects with
                                        laws (including, without limitation,
                                        ERISA and environmental laws); pay
                                        taxes; maintain all necessary licenses
                                        and permits and trade names trademarks,
                                        patents and other intellectual property;
                                        preserve corporate existence; maintain
                                        appropriate and adequate insurance;
                                        permit inspection of properties, books
                                        and records; allow the Administrative
                                        Agent at any time to communicate
                                        directly with the independent certified
                                        public accountants of the Company and
                                        its subsidiaries; and provide all
                                        information concerning the business of
                                        the Company and its subsidiaries and all financial information as the
                                        Administrative Agent may reasonably
                                        require (including, but not limited to,
                                        periodic Fixed Asset appraisals).

                                     .  Perform obligations under material
                                        leases, related documents,
                                        material contracts and other material
                                        agreements.

                                     . Conduct all transactions with affiliates on terms reasonable equivalent to those obtainable in arm's length transactions, including, without limitation, restrictions on management fees to affiliates.

                                     .  Maintain with the Administrative Agent
                                        main cash concentration accounts for the Borrowers, and with the Administrative Agent or other banks acceptable to the Administrative Agent blocked accounts for the Borrowers into which all proceeds of collateral are paid and which are swept daily, in the case of a single account of Terra Capital, TNLP (and in respect of its US dollar denominated receivables) Terra Canada and which are subject to blockage upon the occurrence of an event of default or a reduction in total Availability (to an amount to be determined), in the case of Terra UK and Terra Canada (and with respect to accounts at other banks blocked account agreements in form and substance acceptable to the
                                        Administrative Agent have been
                                        executed).

                                     .  Maintain existing interest rate hedging
                                        arrangements in respect of interest rate obligations arising under the existing Canadian Term Loan.

                                     .  Maintain natural gas hedging
                                        arrangements in respect of the Company's and its subsidiaries' natural gas requirements consistent with past practices.

                                     .  Financial covenants as set forth on
                                        Exhibit B attached hereto, and
                                        including, but not limited to (A)
                                        minimum cash flow (minimum EBITDA minus, to the extent not reflected in the calculation of EBITDA, the sum of (i) minority interest payments and (ii) net cash used for obligations of discontinued operations) and (B) maximum capital expenditures (including net cash used to purchase the ownership units of TNCLP to the extent permitted under the loan documentation), subject to customary exceptions to be agreed.

                                     .  Except in connection with a Permitted
                                        Sale Leaseback Transaction, not incur or assume any additional debt, give any guaranties, create any liens, charges or encumbrances or incur additional lease obligations, in each case beyond agreed upon limits; not merge or consolidate with any other person, or change the nature of business or corporate structure or create new subsidiaries beyond agreed upon limits or amend its charter or by-laws except within agreed parameters; not sell, lease or otherwise dispose of assets (other than a Permitted Sale Leaseback Transaction) beyond agreed upon limits; not give a negative pledge on any assets in favor of any person other than the Administrative Agent and the Lenders (subject to customary exceptions to be agreed); and not permit to exist any consensual encumbrance on the ability of any subsidiary to pay dividends or other distributions to the Borrowers (subject to customary exceptions to be agreed).

                                     .  Not prepay, redeem, purchase, defease,
                                        exchange or repurchase any debt or amend or modify any of the terms of any such debt or other similar agreements entered into by the Company or its subsidiaries, subject to certain exceptions to be agreed.

                                     .  Not make any loans, advances, capital
                                        contributions or acquisitions, form any
                                        joint ventures or partnerships or make
                                        any other investments in subsidiaries or any other person (including the Company), subject to agreed upon exceptions and loan repurchase requirements. Intercompany loans from Terra Capital and its US subsidiaries to foreign subsidiaries will be limited to loans for normal operating purposes only. Cash held at the Company and Terra Holdings will be limited to amounts to be determined.

                                     .  Not have cash outside of the US in
                                        excess of US $20,000,000 for more than
                                        five business days unless intercompany
                                        loans made after the Closing Date by
                                        Terra Capital and its US subsidiaries to foreign subsidiaries have been repaid in full.

                                     .  Not make or commit to make any payments
                                        in respect of warrants, options,
                                        repurchase of stock, dividends or any
                                        other distributions to shareholders,
                                        subject to agreed upon exceptions and
                                        loan repurchase requirements; provided,
                                        however, so long as no default or event
                                        of default has occurred and is
                                        continuing, (i) dividends not exceeding
                                        US $5,000,000 per annum will be allowed
                                        to fund discontinued operations, (ii)
                                        expenditures not exceeding US $5,000,000 will be allowed to repurchase up to 500,000 ownership units of TNCLP and
                                        (iii) dividends to fund certain
                                        operating expenses, debt service
                                        (including under the Indentures) and
                                        taxes within the limitations to be
                                        agreed.

                                     .  Not permit any change in ownership or
                                        control of Terra Holdings or any of its
                                        subsidiaries or any change in accounting treatment or reporting practices, except as required by GAAP and as permitted by the loan documentation.

                                     .  Not amend the Indentures and other
                                        material agreements, subject to certain
                                        exceptions to be agreed.

Financial Reporting                  The Borrowers shall provide: (i) monthly
Requirements:                        consolidated and consolidating financial
                                     statements of the Company and its
                                     subsidiaries, including balance sheet,
                                     income statement and cash flow statement within 30 days of month-end, certified by the

                                     Company's chief financial officer (setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the projections for the current period); (ii) quarterly consolidated and consolidating financial statements of the Company and its subsidiaries within 45 days of quarter-end, certified by the Company's chief financial officer (setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the projections for the current period);
                                     (iii) annual audited consolidated and
                                     consolidating financial statements of the
                                     Company and its subsidiaries within 90 days of year-end, certified with respect to such consolidated statements by independent certified public accountants acceptable to the Administrative Agent; (iv) copies of all reports on Form 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission; (v) projections for the balance of the term of the Facilities provided annually and annual business and financial plans provided in each case within 30 days after fiscal year-end, with the business and financial plans being updated quarterly; and (vi) schedules of all Loans and all intercompany loans and advances provided quarterly, or more frequently as requested by the Administrative Agent.

Other Reporting Requirements:        The loan documentation will contain other
                                     reporting requirements customarily found in the Administrative Agent's loan documents for similar financings and other reporting requirements deemed by the Administrative
                                     Agent appropriate to the specific
                                     transaction, including, without limitation, with respect to litigation, contingent liabilities, ERISA or environmental events and borrowing base certificates and appropriate supporting data for such borrowing base certificates at such times and in form and substance as is satisfactory to the Administrative Agent.

Events of Default:                   The loan documentation will contain events
                                     of default customarily found in the
                                     Administrative Agent's loan agreements for similar financings and other events of default reasonably deemed by the
                                     Administrative Agent appropriate to the
                                     specific transaction (which will be
                                     applicable to the Company and its
                                     subsidiaries), including, without
                                     limitation (and subject in certain cases to cure periods and threshold amounts to be agreed), failure to make payments when due, defaults under other indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy events, failure to satisfy or stay execution of judgments in excess of specified amounts, the existence (which constitutes a Post-Closing Material Adverse
                                     Change) of certain employee benefit or
                                     environmental liabilities or non-monetary judgments, impairment of loan documentation or security and change of ownership or control (to be defined). Each of the Revolving Credit Facility and the Canadian
                                     Term Loan will be cross-defaulted.

Indemnification:                     The Borrowers shall jointly and severally
                                     indemnify and hold harmless the
                                     Administrative Agent, the Arranger, each
                                     Lender and each of their affiliates and
                                     each of the respective officers, directors, employees, agents, advisors, attorneys and representatives of each (each, an
                                     "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to the Facilities, the loan documentation or the transactions contemplated thereby, or any use made or proposed to be made with the proceeds of the Facilities, whether or not such investigation, litigation or proceeding is brought by the Company or any of its subsidiaries, any of their shareholders or creditors, an Indemnified
                                     Party or any other person, or an
                                     Indemnified Party is otherwise a party
                                     thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. No
                                     Indemnified Party shall have any liability
                                     (except for breach by it of the loan
                                     documentation) (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its subsidiaries or any of their shareholders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

Expenses:                            Each of the Borrowers and each of the
                                     Guarantors shall jointly and severally pay all (i) reasonable and documented costs and expenses of the Administrative Agent and Arranger (including all reasonable fees, expenses and disbursements of outside counsel) in connection with the preparation, execution and delivery of the loan documentation and the funding of all loans under the Facilities, including, without limitation, all due diligence, syndication (including printing, distribution and bank meeting), transportation, computer, duplication, messenger, audit, insurance, appraisal and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the Administrative Agent or the Arranger in connection with the Facilities, the loan documentation or the transactions contemplated thereby, the administration of the Facilities (including the cost of any non-income tax, duty or other similar assessment or reserve, special deposit or charge) and any amendment or waiver of any provision of the loan documentation and (ii) costs and expenses of the Lenders (including fees, expenses and disbursements of counsel) in connection with the enforcement of any of their rights and remedies under the loan documentation.

Assignments and Participations:      Assignments must be in a minimum amount of
                                     US $5 million, other
                                     than in the case of an assignment to a
                                     Lender (or an affiliate of a Lender) or an assignment of a Lender's entire interest in the Facilities, and are subject to the approval of the Administrative Agent and, except for assignments to Lenders or their affiliates (absent the occurrence and continuance of an Event of Default) the reasonable approval of the Borrowers. No participation shall include voting rights, other than for matters requiring consent of 100% of the Lenders. Lenders may pledge their interests in the loans made under the Revolving Credit Facility to Federal
                                     Reserve Banks under Regulation A.

Requisite Lenders:                   Lenders holding at least 51% of the
                                     outstanding commitments and/or exposure
                                     under the Facilities (the "Requisite
                                     Lenders").

Amendments:                          Requisite Lenders except for provisions
                                     customarily requiring unanimous approval.

Miscellaneous:                       The loan documentation will include
                                     standard yield protection provisions
                                     (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs
                                     (including, but not limited to, interest period breakage costs and maximum statutory
                                     Eurodollar reserve costs, whether or not incurred) and payments free and clear of withholding taxes).

Governing Law                        State of New York.

Counsel to Administration            Weil, Gotshal & Manges LLP.
Agent:

                                   EXHIBIT A


                             Interest Pricing Grid


I.   Revolving Credit Facility

     Pricing after the date of delivery of the December 2000 financial statements for the Company and its subsidiaries will be based on the Debt to Cash Flow Ratio:


                                                                 Applicable Margin (% per annum)
                                                                 -------------------------------
-------------------------------------------------------------------------------------------------
        Range of Debt                      Base Rate                      Eurodollar Rate
      to Cash Flow Ratio                    Advances                          Advances
-------------------------------------------------------------------------------------------------

Greater than 5.00 to 1                         1.75%                              2.75

Less than or equal to 5.00 to 1                1.50%                              2.50%
  and greater than 4.00 to 1

Less than 4.00 to 1                            1.25%                              2.25%
-------------------------------------------------------------------------------------------------


II.  Term Loan

     Pricing after the date of delivery of the December 2000 financial statements for the Company and its subsidiaries will be based on the Debt to Cash Flow Ratio:



                                                                  Applicable Margin (% per annum)
                                                                  -------------------------------
-------------------------------------------------------------------------------------------------
        Range of Debt                      Base Rate                      Eurodollar Rate
      to Cash Flow Ratio                    Advances                          Advances
-------------------------------------------------------------------------------------------------
Greater than 5.00 to 1                        2.25%                                 3.25%

Less than or equal to 5.00 to 1               2.00%                                 3.00%
   and greater than 4.00 to 1

Less than 4.00 to 1                           1.75%                                 2.75%
-------------------------------------------------------------------------------------------------

                                   EXHIBIT B


                      Financial Covenants (in US dollars)


I.  Cash Flow Covenant

     Period                                  Covenant Level
     ------                                  --------------
     1 quarter ended 3/00                    $0 million
     2 quarters ended 6/00                   $25.0 million
     3 quarters ended 9/00                   $35.0 million
     4 quarters ended 12/00                  $45.0 million

     4 quarters ended 3/01                   $57.0 million
     4 quarters ended 6/01                   $77.0 million
     4 quarters ended 9/01                   $83.0 million
     4 quarters ended 12/01                  $90.0 million

     4 quarters ended 3/02                   $90.0 million
     4 quarters ended 6/02                   $90.0 million
     4 quarters ended 9/02                   $90.0 million
     4 quarters ended 12/02                  $90.0 million


II.  Capital Expenditure Covenant (including purchases of units of TNCLP)

     Period                                  Covenant Level
     ------                                  --------------
     year ended 12/00                        $25.0 million
     year ended 12/01                        $35.0 million
     year ended 12/02                        $35.0 million